UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2009

The J.M. Smucker Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5111	34-0538550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Strawberry Lane, Orrville, Ohio		44667-0280
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-682-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2009, the J. M. Smucker Company (the "Company") issued a press release announcing that its Board of Directors (the "Board") was increased to thirteen members and that the Board had elected Alex Shumate, Paul Smucker Wagstaff and Mark Smucker to serve on the Board, effective immediately. In addition to his service on the Board, Mr. Shumate will serve as a member of the Nominating and Corporate Governance Committee. Messrs. Smucker and Wagstaff will not serve on any committees of the Board.

The Company is not aware of any arrangement or understanding between the new directors and any other person pursuant to which they were elected as directors or (ii) any items with respect to Mr. Shumate which would require disclosure under Item 404(a) of Regulation S-K. The information regarding Messrs. Smucker and Wagstaff required under Item 404(a) of Regulation S-K is included under the heading "Related Party Transactions" of the Company’s definitive Proxy Statement, dated July 14, 2008, and is incorporated herein by reference.

A copy of the press release regarding the election of Messrs. Shumate, Smucker and Wagstaff to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release, dated January 26, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The J.M. Smucker Company

January 30, 2009	By:	/s/ M. Ann Harlan

Name: M. Ann Harlan
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 26, 2009.